EXHIBIT 21.1



                     SUBSIDIARIES - AS OF DECEMBER 31, 2000

     *      SunSource Capital Trust
            Organized in the State of Delaware

     *      SunSource Investment Company, Inc.
            Incorporated in the State of Delaware

     *      SunSub A Inc.
            Incorporated in the State of Delaware

            *      SunSource Corporate Group, Inc.
                   Incorporated in the State of Delaware

            *      The Hillman Group, Inc.
                   Incorporated in the State of Delaware

                   *      Axxess Technologies, Inc.
                          Incorporated in the State of Delaware

            *      SunSource Industrial Services Company, Inc.
                   Incorporated in the State of Delaware

                   *      SunSource Technology Services, Inc.
                          Incorporated in the State of Delaware

                   * SunSource Inventory Management Company, Inc. Incorporated in the State of Delaware

                   *      A&H Holding Co.
                          Incorporated in the State of Michigan

                          *      SunSource Integrated Services
                                 de Mexico S. A. DE C. V.
                                 Incorporated in Ciudad de Mexico, Mexico

                          *      1394066 Ontario Inc.
                                 Incorporated in the Province of Ontario

                                 *      J. N. Fauver (Canada) Limited
                                        Incorporated in the Province of Ontario

                          *      SunSub C
                                 Incorporated in the State of Delaware

                                 *      SunSub Holdings, L.L.C.
                                        Incorporated in the State of Nevada